SUB-ITEM 77-E   LEGAL
PROCEEDINGS
Since October 2003,
Federated and related entities
 (collectively, "Federated")
and various
Federated-sponsored mutual
funds (Funds) have been named
as defendants in several class
action
lawsuits now pending in the
United States District Court
for the District of Maryland.
The lawsuits were
purportedly filed on behalf of
people who purchased, owned
and/or redeemed shares of certain
Funds
during specified periods
beginning November 1, 1998.
The suits are generally similar
in alleging that
Federated engaged in illegal
and improper trading practices
including market timing and late
 trading in
concert with certain institutional
traders, which allegedly caused
financial injury to the mutual fund
shareholders. Federated without
admitting the validity of any
claim has reached a preliminary
settlement
with the Plaintiffs in these
cases. Any settlement would have
to be approved by the Court.
     Federated entities have also
been named as defendants in several
additional lawsuits that are now
pending in the United States
District Court for the Western
District of Pennsylvania. These
lawsuits have
been consolidated into a single
action alleging excessive advisory
fees involving one of the Funds.
     The Board of the Funds retained
the law firm of Dickstein Shapiro
 LLP to represent the Funds in
each of the lawsuits described
in the preceding two paragraphs.
Federated and the Funds, and their
respective counsel, have been
defending this litigation, and
none of the Funds remains a
defendant in
any of the lawsuits. Additional
lawsuits based upon similar allegations
 may be filed in the future. The
potential impact of these lawsuits,
all of which seek monetary damages,
attorneys' fees and expenses,
and future potential similar suits
 is uncertain. Although we do not
believe that these lawsuits will have
a
material adverse effect on the Funds,
there can be no assurance that these
suits, ongoing adverse
publicity and/or other developments
resulting from the allegations in
these matters will not result in
increased redemptions, or reduced
sales of shares of the Funds or other
adverse consequences for the
Funds.


SUB-ITEM 77-E LEGAL PROCEEDINGS
(FEDERATED KAUFMANN FUND ONLY)
Since October 2003, Federated
 and related entities
(collectively, "Federated")
and various
Federated-sponsored mutual
funds (Funds) have been named
as defendants in several class action
lawsuits now pending in the
United States District Court
for the District of Maryland.
The lawsuits were
purportedly filed on behalf
of people who purchased, owned
and/or redeemed shares of certain
Funds
during specified periods beginning
November 1, 1998. The suits are
generally similar in alleging that
Federated engaged in illegal and
improper trading practices including
market timing and late trading in
concert with certain institutional
traders, which allegedly caused
 financial injury to the mutual
fund
shareholders. Federated without
admitting the validity of any claim
has reached a preliminary settlement
with the Plaintiffs in these cases.
Any settlement would have to be approved by the Court.
     Federated entities have also
been named as defendants in several
additional lawsuits that are now
pending in the United States District
Court for the Western District of
 Pennsylvania.
These lawsuits have
been consolidated into a single action
alleging excessive advisory fees involving
 Federated Kaufmann
Fund.
     The Board of the Funds retained
the law firm of Dickstein Shapiro LLP
to represent the Funds in
each of the lawsuits described in the
preceding two paragraphs. Federated and
the Funds, and their
respective counsel, have been defending
this litigation, and none of the Funds
remains a defendant in
any of the lawsuits (though, the Federated
Kaufmann Fund could potentially receive a recovery in the action alleging excessive advisory fees).
Additional lawsuits based upon similar
allegations may be filed
in the future. The potential impact
of
 these lawsuits, all of which seek
monetary damages, attorneys' fees
and expenses, and future potential
similar suits is uncertain. Although
we do not believe that these
lawsuits will have a material adverse
effect on the Funds, there can be no
assurance that these suits,
ongoing adverse publicity and/or
other
developments resulting from the
allegations in these matters will
not result in increased redemptions,
or reduced sales of shares of the Funds
or other adverse
consequences for the Funds.